UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2009
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)		27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On October 28, 2009, Hanesbrands Inc. (“Hanesbrands”) issued a press release announcing its financial results for the third quarter ended October 3, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     Exhibit 99.1 contains disclosures about earnings per diluted share excluding actions; operating profit excluding actions; selling, general and administrative expenses excluding actions; gross profit excluding actions; net income excluding actions; the margins on sales of these measures; and EBITDA, all of which are considered non-GAAP performance measures. Hanesbrands has chosen to provide these performance measures to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means of evaluating Hanesbrands’ operations. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
Item 2.05. Costs Associated with Exit or Disposal Activities
     On October 27, 2009, Hanesbrands approved an action in furtherance of its efforts to execute its consolidation and globalization cost-reduction strategy. Hanesbrands has approved the closing of a manufacturing facility in the United States, which will result in the termination of approximately 240 employees. Operations at the facility are expected to cease by the fourth quarter of 2010. As a result of this action, Hanesbrands expects to recognize gross restructuring and related charges totaling approximately $8 million before income taxes. These charges, approximately two-thirds of which are noncash charges, primarily relate to accelerated depreciation costs and severance costs. Most of the charges will be recognized in the fourth quarter ending January 2, 2010.
Item 7.01. Regulation FD Disclosure
     On October 28, 2009, Hanesbrands Inc. (“Hanesbrands”) issued a press release announcing its expectations for sales growth from net shelf-space gains with major retail accounts. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
     Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K include forward-looking financial information that is expected to be discussed on the previously announced conference call with investors and analysts to be held by us at 5:00 p.m., Eastern time, today (October 28, 2009). The call may be accessed on the home page of the Hanesbrands corporate Web site, www.hanesbrands.com. Replays of the call will be available in the investors section of the Hanesbrands corporate Web site and via telephone. The telephone playback will be available from approximately 7:00 p.m., Eastern time, on October 28, 2009, until midnight, Eastern time, on November 4, 2009. The replay will be available by calling toll-free (800) 642-1687, or by toll call at (706) 645-9291. The replay pass code is 33254168.
     Exhibit 99.1 and Exhibit 99.2 are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit 99.1	Press release dated October 28, 2009 entitled “Hanesbrands Inc. Reports Third-Quarter Results”

Exhibit 99.2	Press release dated October 28, 2009 entitled “Hanesbrands Inc. Announces 5 Percent Sales Growth Expected In 2010 From Net Shelf-Space Gains With Major Retail Accounts”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2009	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibits

Exhibit 99.1	Press release dated October 28, 2009 entitled “Hanesbrands Inc. Reports Third-Quarter Results”

Exhibit 99.2	Press release dated October 28, 2009 entitled “Hanesbrands Inc. Announces 5 Percent Sales Growth Expected In 2010 From Net Shelf-Space Gains With Major Retail Accounts”